As filed with the U.S. Securities and Exchange Commission
November 25, 1996
Registration No. 0-19851

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      Cash Can Incorporated
      (Exact name of registrant as specified in its charter)

Nevada                                       58-2201633
(State or other jurisdiction of              (IRS Employer
incorporation or organization)               identification no.)


CASH CAN INCORPORATED 1996 EMPLOYEE CONSULTANT AND ADVISOR
                     STOCK COMPENSATION PLAN
                       (Full title of Plan)

          2321 Noriega Street, San Francisco, California
   (Address of Principal Executive Offices, including ZIP Code)

     Arthur E. Juhl 2321 Noriega Street, San Francisco, CA 94122
             (Name and address of agent for service)

                         415-564-4770
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE


                         Proposed       Proposed  Amount of
Title of       Amount    maximum        Maximum   Registration
Securities     to be     offering Price Aggregate Fee
to be          Regist-   per Share      Offering
Registered     ered                     Price
---------------------------------------------------------------

Common Stock   1,375,000 $0.15          $206,250  $100.00
$0.0001 par
value

(1)The amount being registered represents an aggregate of 75,000 Shares of Common Stock issuable upon exercise of a like number of options, which options were issued pursuant to the Plan.
Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of Shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

PART 1.    INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information

     The information required by Part I is included in documents sent or given to participants on the Cash Can Incorporated 1996
Employee, Consultant and Advisor Stock Compensation Plan, pursuant to Rule 428 (b)(1).

Item 2.         Registrants Information and Employee Plan Annual
Information

     Participants in the Cash Can Incorporated 1996 Employee, Consultant and Advisor Stock Compensation Plan, are entitled to the documents incorporated by reference in Item 3. of PART II, without charge, upon written or oral request. Such request should be directed to Cash Can Incorporate, 2321 Noriega Street, San Francisco, CA 94122. The telephone number is (415) 564-4770.

PART II.         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The Registrant is subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports with the Securities and Exchange Commission (the "Commission"). The documents listed below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

(a)  The Registrant's registration statement on Form 10-SB.

(b)  All other reports filed by the Registrant pursuant to
     Section 13(a) or 15(d) of the Exchange Act since March 18,
     1991

(c) The description of the Common Stock which is contained in registration statements filed under the Exchange Act, including my amendment or report filed for the purpose of updating such description.

Item 4.   Description of Securities

Not applicable.

Item 5.   Interests of Named Experts and Counsel

The validity of the authorization and issuance of the Common Stock issuable upon exercise of the Cash Can Incorporated 1996 Employee Consultants and Advisors Stock Compensation Plan options will be passed upon by F. Thomas Eck, III, Attorney at Law.

Item 6.   Indemnification of Directors and Officer

     Section A of the XI General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made a party to any threatened, pending or completed action, suit or preceding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of mother corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to my criminal action or proceeding, had no reasonable to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea on note contenders or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to my criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section B General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to made a party to my threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expense, including amounts paid in settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for my claim, issue or matter m to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Item 7.   Exemption from Registration Claimed

Not Applicable

Item 8.   Exhibits

4.1  Certificate of Incorporation of the Registrant (1)

4.2  Amendment to Certificate of Incorporation of the Registrant
    (1)

4.3  By-laws, as amended, of the Registrant (1)

4.4  Meryl Hauser Consulting Agreement

4.5  Eye Caught the Moment, LLC Consulting Agreement

4.6  Bill Zupner Consulting Agreeemnt

4.7  Philip M. Fox Consulting Agreement

4.8  Coast Pacific Financial Inc. Consulting Agreement

4.9  Philip M. Fox consulting Agreement

5.0  Opinion of F. Thomas Eck III, Attorney at Law

23.1 Consent of F. Thomas Eck III, Attorney at Law (included in
     Exhibit 5)

23.2 Consent of Edward Turney, independent accountants.


(1) Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form 10-SB as amended, File No.0-19851 which was originally filed with the Commission March 18, 1991.

Item 9.       Undertakings

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
Statement.

2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of my action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

SIGNATURES

     Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on the seventh day of November, 1996.

Cash Can Incorporated
(Registrant)


By: /s/Arthur E. Juhl/
    Arthur E. Juhl, President


By: /s/Peter P. Balles/
    Peter P. Balles, Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: November 7, 1996

/s/Arthur E. Juhl
Arthur E. Juhl, Director


/s/Peter P. Balles/
Peter P. Balles, Director

                             EXHIBITS

                           EXHIBIT 4.4
                       CONSULTING AGREEMENT

     This Agreement is effective as of, 1996, by and between CASH
CAN INCORPORATED, a Delaware Corporation (the "Company"), and
Meryl Hauser, (the "Consultant").

     The Company desires to retain the Consultant to provide advice on possible joint venture opportunities and financing alternatives as it relates to the ongoing business interests of the Company and the Consultant agrees to such engagement upon the terms set forth below.

1.   DUTIES AND INVOLVEMENT

a. The Company hereby engages Consultant, as an independent contractor and not as an employee, to provide advice to and consult with the Company's management concerning expansion of the Company's business.

b. Consultant acknowledges that he is not an officer, director, or agent of the Company, that he is not and will not be responsible for any management decisions on behalf of the Company and that he may not commit the Company to my action. Any and all arrangements or agreements that Consultant may negotiate for the Company will be subject to acceptance by the Company, to be evidenced by execution by an authorized officer, or the Company. Consultant represents that he does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

C. The Consultant shall devote such of his time and effort to the duties hereunder and shall use his best efforts to fulfil obligations hereunder; however, the Company acknowledges that the Consultant is engage in other business activities and that such activities will continue during the term of this Agreement.

2.      TERM

     This Agreement shall continue for a term of three months from the effective date hereof. Consultant's employment hereunder may be terminated during the term of this Agreement under the following circumstances:

a. Disability: If, as a result of Consultant's incapacity due to physical or mental illness, Consultant shall have been unable to perform his duties hereunder on a full time basis for one full monthly, and within 10 days after written notice of termination is given shall not have returned to the performance of his duties hereunder, the Company may terminate Consultant's employment hereunder.

b. Termination with Notice: After an initial non-cancellation period of 30 days from the date of "Effective Registration", referred to in Clause 4, the Company or the Consultant may terminate this Agreement at my time upon 30 days notice, provided that the Consultant agrees to return to the Company a pro rata portion of the compensation issued to him trader paragraph 3.

3.   COMPENSATION

a. As full compensation for all services hereunder, the Company shall grant to the Consultant up to 50,000 common shares of the Company (the "Shares"), based on performance on specific projects as assigned by the Company and agreed to by the Consultant. The Shares shall be issued to the Consultant from time to time and by mutual agreement that specific goals and objectives have been satisfactorily met by the Consultant.

b. The execution of this Stock Option Agreement in the form hereof has been duly authorized by a resolution of the Board of Directors of the Company, adopted on November 7, 1996, and incorporated herein.

c. The Company agrees to cause certificates for any shares issued hereunder to be delivered to the Consultant. Certificates are to be registered under a Form S-8 registration statement, as express in paragraph 4 hereunder.

4.   REGISTRATION

a. Upon signing this agreement, shares underlying the options shall be immediately registered on Form S8. Such registration to be duly filed ("Effective Registration") within 10 days of the date of this Agreement.

5.   TAXES AND OTHER LIABILITIES

     Consultant acknowledges and agree that he is an independent contractor and not an employee of the Company. As such, Consultant acknowledges that he is responsible for all self employment and other taxes payable to any federal, state or local authority and any other obligations or liabilities arising from his engagement and compensation hereunder, including my liabilities which might arise under Section 16 of the Securities Exchange Act of 1934 ("1934 Act") due to Consultant receipt of the Shares pursuant to this Agreement The Consultant is also responsible for making or amending any filings required under Section 13 or 16 of the 1934 Act.

     The undersigned hereby acknowledges receipt of an executed original of this Consulting Agreement and accepts the terms and conditions hereof.


By:  /s/Arthur E. Juhl        Date: November 7, 1996


By: President/CEO             By: /s/Meryl Hauser/
     Title                         Consultant

                           EXHIBIT 4.5
                       CONSULTING AGREEMENT

     This Agreement is effective as of, 1996, by and between CASH
CAN INCORPORATED, a Delaware Corporation (the "Company"), and Eye
Caught the Moment, LLC, (the "Consultant").

     The Company desires to retain the Consultant to provide advice on possible joint venture opportunities and financing alternatives as it relates to the ongoing business interests of the Company and the Consultant agrees to such engagement upon the terms set forth below.

1.   DUTIES AND INVOLVEMENT

a. The Company hereby engages Consultant, as an independent contractor and not as an employee, to provide advice to and consult with the Company's management concerning expansion of the Company's business.

b. Consultant acknowledges that he is not an officer, director, or agent of the Company, that he is not and will not be responsible for any management decisions on behalf of the Company and that he may not commit the Company to my action. Any and all arrangements or agreements that Consultant may negotiate for the Company will be subject to acceptance by the Company, to be evidenced by execution by an authorized officer, or the Company. Consultant represents that he does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

C. The Consultant shall devote such of his time and effort to the duties hereunder and shall use his best efforts to fulfil obligations hereunder; however, the Company acknowledges that the Consultant is engage in other business activities and that such activities will continue during the term of this Agreement.

2.      TERM

     This Agreement shall continue for a term of three months from the effective date hereof. Consultant's employment hereunder may be terminated during the term of this Agreement under the following circumstances:

a. Disability: If, as a result of Consultant's incapacity due to physical or mental illness, Consultant shall have been unable to perform his duties hereunder on a full time basis for one full monthly, and within 10 days after written notice of termination is given shall not have returned to the performance of his duties hereunder, the Company may terminate Consultant's employment hereunder.

b. Termination with Notice: After an initial non-cancellation period of 30 days from the date of "Effective Registration", referred to in Clause 4, the Company or the Consultant may terminate this Agreement at my time upon 30 days notice, provided that the Consultant agrees to return to the Company a pro rata portion of the compensation issued to him trader paragraph 3.

3.   COMPENSATION

a. As full compensation for all services hereunder, the Company shall grant to the Consultant up to 100,000 common shares of the Company (the "Shares"), based on performance on specific projects as assigned by the Company and agreed to by the Consultant. The Shares shall be issued to the Consultant from time to time and by mutual agreement that specific goals and objectives have been satisfactorily met by the Consultant.

b. The execution of this Stock Option Agreement in the form hereof has been duly authorized by a resolution of the Board of Directors of the Company, adopted on November 7, 1996, and incorporated herein.

c. The Company agrees to cause certificates for any shares issued hereunder to be delivered to the Consultant. Certificates are to be registered under a Form S-8 registration statement, as express in paragraph 4 hereunder.

4.   REGISTRATION

a. Upon signing this agreement, shares underlying the options shall be immediately registered on Form S8. Such registration to be duly filed ("Effective Registration") within 10 days of the date of this Agreement.

5.   TAXES AND OTHER LIABILITIES

     Consultant acknowledges and agree that he is an independent contractor and not an employee of the Company. As such, Consultant acknowledges that he is responsible for all self employment and other taxes payable to any federal, state or local authority and any other obligations or liabilities arising from his engagement and compensation hereunder, including my liabilities which might arise under Section 16 of the Securities Exchange Act of 1934 ("1934 Act") due to Consultant receipt of the Shares pursuant to this Agreement The Consultant is also responsible for making or amending any filings required under Section 13 or 16 of the 1934 Act.

     The undersigned hereby acknowledges receipt of an executed original of this Consulting Agreement and accepts the terms and conditions hereof.


By:  /s/Arthur E. Juhl        Date: November 7, 1996


By: President/CEO             By: /s/Eye Caught the Moment, LLC/
     Title                        /s/ A Roberts/President/
                                   Consultant

                           EXHIBIT 4.6
                       CONSULTING AGREEMENT

     This Agreement is effective as of, 1996, by and between CASH
CAN INCORPORATED, a Delaware Corporation (the "Company"), and
Bill Zupner, (the "Consultant").

     The Company desires to retain the Consultant to provide advice on possible joint venture opportunities and financing alternatives as it relates to the ongoing business interests of the Company and the Consultant agrees to such engagement upon the terms set forth below.

1.   DUTIES AND INVOLVEMENT

a. The Company hereby engages Consultant, as an independent contractor and not as an employee, to provide advice to and consult with the Company's management concerning expansion of the Company's business.

b. Consultant acknowledges that he is not an officer, director, or agent of the Company, that he is not and will not be responsible for any management decisions on behalf of the Company and that he may not commit the Company to my action. Any and all arrangements or agreements that Consultant may negotiate for the Company will be subject to acceptance by the Company, to be evidenced by execution by an authorized officer, or the Company. Consultant represents that he does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

C. The Consultant shall devote such of his time and effort to the duties hereunder and shall use his best efforts to fulfil obligations hereunder; however, the Company acknowledges that the Consultant is engage in other business activities and that such activities will continue during the term of this Agreement.

2.      TERM

     This Agreement shall continue for a term of three months from the effective date hereof. Consultant's employment hereunder may be terminated during the term of this Agreement under the following circumstances:

a. Disability: If, as a result of Consultant's incapacity due to physical or mental illness, Consultant shall have been unable to perform his duties hereunder on a full time basis for one full monthly, and within 10 days after written notice of termination is given shall not have returned to the performance of his duties hereunder, the Company may terminate Consultant's employment hereunder.

b. Termination with Notice: After an initial non-cancellation period of 30 days from the date of "Effective Registration", referred to in Clause 4, the Company or the Consultant may terminate this Agreement at my time upon 30 days notice, provided that the Consultant agrees to return to the Company a pro rata portion of the compensation issued to him trader paragraph 3.

3.   COMPENSATION

a. As full compensation for all services hereunder, the Company shall grant to the Consultant up to 112,500 common shares of the Company (the "Shares"), based on performance on specific projects as assigned by the Company and agreed to by the Consultant. The Shares shall be issued to the Consultant from time to time and by mutual agreement that specific goals and objectives have been satisfactorily met by the Consultant.

b. The execution of this Stock Option Agreement in the form hereof has been duly authorized by a resolution of the Board of Directors of the Company, adopted on November 7, 1996, and incorporated herein.

c. The Company agrees to cause certificates for any shares issued hereunder to be delivered to the Consultant. Certificates are to be registered under a Form S-8 registration statement, as express in paragraph 4 hereunder.

4.   REGISTRATION

a. Upon signing this agreement, shares underlying the options shall be immediately registered on Form S8. Such registration to be duly filed ("Effective Registration") within 10 days of the date of this Agreement.

5.   TAXES AND OTHER LIABILITIES

     Consultant acknowledges and agree that he is an independent contractor and not an employee of the Company. As such, Consultant acknowledges that he is responsible for all self employment and other taxes payable to any federal, state or local authority and any other obligations or liabilities arising from his engagement and compensation hereunder, including my liabilities which might arise under Section 16 of the Securities Exchange Act of 1934 ("1934 Act") due to Consultant receipt of the Shares pursuant to this Agreement The Consultant is also responsible for making or amending any filings required under Section 13 or 16 of the 1934 Act.

     The undersigned hereby acknowledges receipt of an executed original of this Consulting Agreement and accepts the terms and conditions hereof.


By:  /s/Arthur E. Juhl        Date: November 7, 1996


By: President/CEO             By: /s/Bill Zupner/
     Title                         Consultant

                           EXHIBIT 4.7
                       CONSULTING AGREEMENT

     This Agreement is effective as of, 1996, by and between CASH
CAN INCORPORATED, a Delaware Corporation (the "Company"), and
Philip M. Fox, (the "Consultant").

     The Company desires to retain the Consultant to provide advice on possible joint venture opportunities and financing alternatives as it relates to the ongoing business interests of the Company and the Consultant agrees to such engagement upon the terms set forth below.

1.   DUTIES AND INVOLVEMENT

a. The Company hereby engages Consultant, as an independent contractor and not as an employee, to provide advice to and consult with the Company's management concerning expansion of the Company's business.

b. Consultant acknowledges that he is not an officer, director, or agent of the Company, that he is not and will not be responsible for any management decisions on behalf of the Company and that he may not commit the Company to my action. Any and all arrangements or agreements that Consultant may negotiate for the Company will be subject to acceptance by the Company, to be evidenced by execution by an authorized officer, or the Company. Consultant represents that he does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

C. The Consultant shall devote such of his time and effort to the duties hereunder and shall use his best efforts to fulfil obligations hereunder; however, the Company acknowledges that the Consultant is engage in other business activities and that such activities will continue during the term of this Agreement.

2.      TERM

     This Agreement shall continue for a term of three months from the effective date hereof. Consultant's employment hereunder may be terminated during the term of this Agreement under the following circumstances:

a. Disability: If, as a result of Consultant's incapacity due to physical or mental illness, Consultant shall have been unable to perform his duties hereunder on a full time basis for one full monthly, and within 10 days after written notice of termination is given shall not have returned to the performance of his duties hereunder, the Company may terminate Consultant's employment hereunder.

b. Termination with Notice: After an initial non-cancellation period of 30 days from the date of "Effective Registration", referred to in Clause 4, the Company or the Consultant may terminate this Agreement at my time upon 30 days notice, provided that the Consultant agrees to return to the Company a pro rata portion of the compensation issued to him trader paragraph 3.

3.   COMPENSATION

a. As full compensation for all services hereunder, the Company shall grant to the Consultant up to 500,000 common shares of the Company (the "Shares"), based on performance on specific projects as assigned by the Company and agreed to by the Consultant. The Shares shall be issued to the Consultant from time to time and by mutual agreement that specific goals and objectives have been satisfactorily met by the Consultant.

b. The execution of this Stock Option Agreement in the form hereof has been duly authorized by a resolution of the Board of Directors of the Company, adopted on November 7, 1996, and incorporated herein.

c. The Company agrees to cause certificates for any shares issued hereunder to be delivered to the Consultant. Certificates are to be registered under a Form S-8 registration statement, as express in paragraph 4 hereunder.

4.   REGISTRATION

a. Upon signing this agreement, shares underlying the options shall be immediately registered on Form S8. Such registration to be duly filed ("Effective Registration") within 10 days of the date of this Agreement.

5.   TAXES AND OTHER LIABILITIES

     Consultant acknowledges and agree that he is an independent contractor and not an employee of the Company. As such, Consultant acknowledges that he is responsible for all self employment and other taxes payable to any federal, state or local authority and any other obligations or liabilities arising from his engagement and compensation hereunder, including my liabilities which might arise under Section 16 of the Securities Exchange Act of 1934 ("1934 Act") due to Consultant receipt of the Shares pursuant to this Agreement The Consultant is also responsible for making or amending any filings required under Section 13 or 16 of the 1934 Act.

     The undersigned hereby acknowledges receipt of an executed original of this Consulting Agreement and accepts the terms and conditions hereof.


By:  /s/Arthur E. Juhl        Date: November 7, 1996


By: President/CEO             By: /Philip M. Fox/
     Title                         Consultant

                           EXHIBIT 4.8
                       CONSULTING AGREEMENT

     This Agreement is effective as of, 1996, by and between CASH
CAN INCORPORATED, a Delaware Corporation (the "Company"), and
Coast Pacific Financial Inc., (the "Consultant").

     The Company desires to retain the Consultant to provide advice on possible joint venture opportunities and financing alternatives as it relates to the ongoing business interests of the Company and the Consultant agrees to such engagement upon the terms set forth below.

1.   DUTIES AND INVOLVEMENT

a. The Company hereby engages Consultant, as an independent contractor and not as an employee, to provide advice to and consult with the Company's management concerning expansion of the Company's business.

b. Consultant acknowledges that he is not an officer, director, or agent of the Company, that he is not and will not be responsible for any management decisions on behalf of the Company and that he may not commit the Company to my action. Any and all arrangements or agreements that Consultant may negotiate for the Company will be subject to acceptance by the Company, to be evidenced by execution by an authorized officer, or the Company. Consultant represents that he does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

C. The Consultant shall devote such of his time and effort to the duties hereunder and shall use his best efforts to fulfil obligations hereunder; however, the Company acknowledges that the Consultant is engage in other business activities and that such activities will continue during the term of this Agreement.

2.      TERM

     This Agreement shall continue for a term of three months from the effective date hereof. Consultant's employment hereunder may be terminated during the term of this Agreement under the following circumstances:

a. Disability: If, as a result of Consultant's incapacity due to physical or mental illness, Consultant shall have been unable to perform his duties hereunder on a full time basis for one full monthly, and within 10 days after written notice of termination is given shall not have returned to the performance of his duties hereunder, the Company may terminate Consultant's employment hereunder.

b. Termination with Notice: After an initial non-cancellation period of 30 days from the date of "Effective Registration", referred to in Clause 4, the Company or the Consultant may terminate this Agreement at my time upon 30 days notice, provided that the Consultant agrees to return to the Company a pro rata portion of the compensation issued to him trader paragraph 3.

3.   COMPENSATION

a. As full compensation for all services hereunder, the Company shall grant to the Consultant up to 500,000 common shares of the Company (the "Shares"), based on performance on specific projects as assigned by the Company and agreed to by the Consultant. The Shares shall be issued to the Consultant from time to time and by mutual agreement that specific goals and objectives have been satisfactorily met by the Consultant.

b. The execution of this Stock Option Agreement in the form hereof has been duly authorized by a resolution of the Board of Directors of the Company, adopted on November 7, 1996, and incorporated herein.

c. The Company agrees to cause certificates for any shares issued hereunder to be delivered to the Consultant. Certificates are to be registered under a Form S-8 registration statement, as express in paragraph 4 hereunder.

4.   REGISTRATION

a. Upon signing this agreement, shares underlying the options shall be immediately registered on Form S8. Such registration to be duly filed ("Effective Registration") within 10 days of the date of this Agreement.

5.   TAXES AND OTHER LIABILITIES

     Consultant acknowledges and agree that he is an independent contractor and not an employee of the Company. As such, Consultant acknowledges that he is responsible for all self employment and other taxes payable to any federal, state or local authority and any other obligations or liabilities arising from his engagement and compensation hereunder, including my liabilities which might arise under Section 16 of the Securities Exchange Act of 1934 ("1934 Act") due to Consultant receipt of the Shares pursuant to this Agreement The Consultant is also responsible for making or amending any filings required under Section 13 or 16 of the 1934 Act.

     The undersigned hereby acknowledges receipt of an executed original of this Consulting Agreement and accepts the terms and conditions hereof.


By:  /s/Arthur E. Juhl        Date: November 7, 1996


By: President/CEO             By: /s/Toni Oei/ President
     Title                         President, Coast
                                   Pacific Financial
                                   Consultant

                           EXHIBIT 4.9
                       CONSULTING AGREEMENT

     This Agreement is effective as of, 1996, by and between CASH
CAN INCORPORATED, a Delaware Corporation (the "Company"), and
Philip M. Fox, (the "Consultant").

     The Company desires to retain the Consultant to provide advice on possible joint venture opportunities and financing alternatives as it relates to the ongoing business interests of the Company and the Consultant agrees to such engagement upon the terms set forth below.

1.   DUTIES AND INVOLVEMENT

a. The Company hereby engages Consultant, as an independent contractor and not as an employee, to provide advice to and consult with the Company's management concerning expansion of the Company's business.

b. Consultant acknowledges that he is not an officer, director, or agent of the Company, that he is not and will not be responsible for any management decisions on behalf of the Company and that he may not commit the Company to my action. Any and all arrangements or agreements that Consultant may negotiate for the Company will be subject to acceptance by the Company, to be evidenced by execution by an authorized officer, or the Company. Consultant represents that he does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

C. The Consultant shall devote such of his time and effort to the duties hereunder and shall use his best efforts to fulfil obligations hereunder; however, the Company acknowledges that the Consultant is engage in other business activities and that such activities will continue during the term of this Agreement.

2.      TERM

     This Agreement shall continue for a term of three months from the effective date hereof. Consultant's employment hereunder may be terminated during the term of this Agreement under the following circumstances:

a. Disability: If, as a result of Consultant's incapacity due to physical or mental illness, Consultant shall have been unable to perform his duties hereunder on a full time basis for one full monthly, and within 10 days after written notice of termination is given shall not have returned to the performance of his duties hereunder, the Company may terminate Consultant's employment hereunder.

b. Termination with Notice: After an initial non-cancellation period of 30 days from the date of "Effective Registration", referred to in Clause 4, the Company or the Consultant may terminate this Agreement at my time upon 30 days notice, provided that the Consultant agrees to return to the Company a pro rata portion of the compensation issued to him trader paragraph 3.

3.   COMPENSATION

a. As full compensation for all services hereunder, the Company shall grant to the Consultant up to 112,500 common shares of the Company (the "Shares"), based on performance on specific projects as assigned by the Company and agreed to by the Consultant. The Shares shall be issued to the Consultant from time to time and by mutual agreement that specific goals and objectives have been satisfactorily met by the Consultant.

b. The execution of this Stock Option Agreement in the form hereof has been duly authorized by a resolution of the Board of Directors of the Company, adopted on November 7, 1996, and incorporated herein.

c. The Company agrees to cause certificates for any shares issued hereunder to be delivered to the Consultant. Certificates are to be registered under a Form S-8 registration statement, as express in paragraph 4 hereunder.

4.   REGISTRATION

a. Upon signing this agreement, shares underlying the options shall be immediately registered on Form S8. Such registration to be duly filed ("Effective Registration") within 10 days of the date of this Agreement.

5.   TAXES AND OTHER LIABILITIES

     Consultant acknowledges and agree that he is an independent contractor and not an employee of the Company. As such, Consultant acknowledges that he is responsible for all self employment and other taxes payable to any federal, state or local authority and any other obligations or liabilities arising from his engagement and compensation hereunder, including my liabilities which might arise under Section 16 of the Securities Exchange Act of 1934 ("1934 Act") due to Consultant receipt of the Shares pursuant to this Agreement The Consultant is also responsible for making or amending any filings required under Section 13 or 16 of the 1934 Act.

     The undersigned hereby acknowledges receipt of an executed original of this Consulting Agreement and accepts the terms and conditions hereof.


By:  /s/Arthur E. Juhl        Date: November 7, 1996


By: President/CEO             By: /s/Philip M. Fox/
     Title                         Consultant

                           Exhibit 5.0

                Letter head of: F. Thomas Eck, III


                        November 19, 1996


Mr. Arthur Juhl
President
Cash Can, Inc.
20 19 Noriega Street
San Francisco, California 94122

Re: S-8 Registration

Dear Mr. Juhl:

This opinion is given in connection with the registration of the securities and exchange commission of 1,375,000 shares of common stock which have been authorized pursuant to the company's 1996 Employee Consultant and Advisors Stock Compensation Plan described in the Registration Statement (the "Plan"). The stock is being registered pursuant to a requirement of Section 5 of the Securities Act of 1933, as amended (the "Act") pursuant to a registration statement on Form S-8 filed with the Washington, D.C. office of the United States Securities and Exchange Commission (the "Registration Statement").

FACTS AND HISTORY

In rendering this opinion, the undersigned has acted as Counsel of the Company only in connection with the preparation of Form S-8 Registration Statement pursuant to which the shares were registered, and in so acting, examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent deemed necessary in order to form the basis for the opinion hereinafter set forth. Among the documents examined are the Company's Articles of Incorporation, By-Laws, Minutes of Shareholders and Board of Directors Meetings, Corporate Journals, Contracts, Financial Statements, former Legal Opinions, current Shareholder List and certain other corporate and financial documents dating from

Mr. Arthur Juhl
November 19, 1996
Page 2

the Company's inception to the present. Based upon my review of the documents and information, the following facts are set forth:

1. The Company was incorporated under the laws of the State of Delaware March 18, 1991. Thereafter on Amended and Restated Certificate of Incorporation was filed April 22, 1993 amending the name of the corporation from Market Investments, Inc. to Cash Can, Inc. and authorizing 30,000,000 shares of common stock at a par value of $.0001 per share and 1,000,000 shares of preferred stock at $.001 par value per share.

2. 18,192,734 shares of the Company's common stock is outstanding and issued as of September 30, 1996.

3. On November 7, 1996, the Company adopted the "1996 Employee, Consultant and Advisors Stock Compensation Plan authorizing the issuance of 1,375,000 shares for the purpose of compensating employees, officers and consultants or advisors who have contributed to the Company in the past and who are expected to contribute to the Company's future growth and success in the future. The Plan further provided that the shares issued pursuant to the Plan may be registered on Form S-8.

4. The Company is current in its reporting having filed its Form 10-QSB for the period ending September 30, 1996 on November
19, 1996.

THE LAW

A Form S-8 Registration may be utilized by a reporting company to register securities to be offered to its employees pursuant to any written option purchase, savings, bonus, profit sharing, thrift, incentive, pension or similar plan or a written compensation contract.

A definition of "Employee" includes employees, directors, officers, consultants or advisors provided they render services not in connection with an offer or sale of securities in a capital raising transaction.

OPINION

Based upon subject to the foregoing, we are of the opinion that the shares pursuant to this plan have been duly and validly authorized for issuance under the agreement, and

Mr. Arthur Juhl
November 19, 1996
Page 3

the shares when issued, are fully paid and nonassessable and that there will be no personal liability to the owners thereof

This law firm consents to the use of this opinion in connection with the Company's S-8 Registration Statement and the inclusion of this opinion as an Exhibit thereto.

SCOPE OF OPINION

This opinion is expressly based upon the facts stated herein and may not be relied upon in the event that other facts not presently known to the undersigned may come to light.

Opinion of letters of counsel are not binding upon the SEC or the Courts. To the extent that persons relying on this letter may have knowledge of facts or circumstances which are contrary to those upon which this opinion is based, then this opinion is not applicable and should not be relied upon.

The various statutory provisions and interpretations thereunder by administrative authorities in Courts having jurisdiction over such matters on which the foregoing opinion is based are necessarily subject to change from time to time. The opinions and conclusions expressed herein are based upon the facts as previously stated which have been provided to the undersigned by the Company and for which the undersigned assumes no responsibility.

In giving consent to the utilization of this opinion in the registration statement, the undersigned does not admit that be is included within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder,

Sincerely yours

/s/F. Thomas Eck, III/

F. Thomas Eck, III

                           Exhibit 23.1

                 Letterhead of F. Thomas Eck, III


November 19, 1996

Mr. Arthur Juhl
President
Cash Can, Inc.
2319 Noriega Street
San Francisco, California 94122

Re: Cash Can Incorporated - Consent

Dear Mr. Juhl

This firm hereby consents to the use of its name in the registration statement on
Tom S-8 as filed with the Washington, D.C. office of the United
States Security
Commission on November 20, 1996 or as soon thereafter as reasonably practicable.


Sincerely yours

/s/F. Thomas Eck, III

F. Thomas Eck, III

                           EXHIBIT 23.2

               Letterhead of Turner Stone & Company

                  Independent Auditors' Consent

The board of Directors and
Stockholders of Cash Can Incorporated

We consent to the incorporation by reference in this Form S-8 Registration Statement of Cash Can Incorporated of our report dated August 9, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-KSB of Cash Can Incorporated for the year ended December 31, 1995.

We also consent to the reference of our Firm under the caption
"Expert" in such Registration Statement.

/s/Turner, Stone & Company, L.L.P./

Turner, Stone & Company, L.L.P.
Certified Public Accountants

Dallas, Texas
November 20, 1996